UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): June 22, 2022

SilverBow Resources, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Memorial City Way, Suite 850
Houston, Texas 77024
(Address of principal executive offices)

(281) 874-2700

(Registrant’s telephone number)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SBOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On June 22, 2022, SilverBow Resources, Inc. (the “Company”), as borrower, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the other lenders party thereto entered into the Tenth Amendment (the “Tenth Amendment”) to the First Amended and Restated Senior Secured Credit Agreement, dated as of April 19, 2017 (as previously amended and as further amended by the Tenth Amendment, the “Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and JP Morgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Canadian Imperial Bank of Commerce, New York Branch, Fifth Third Bank, National Association, KeyBank National Association, Truist Bank and Mizuho Bank, LTD, as joint lead arrangers and joint book runners, and Capital One, National Association, Citibank, N.A. and PNC Bank, National Association, as documentation agents, and the other lenders party thereto.

Among other things, the Tenth Amendment (i) extended the maturity date for the Credit Agreement to October 19, 2026; (ii) instituted an Aggregate Elected Commitment (as defined in the Credit Agreement) concept; (iii) increased the maximum credit amounts from $1 billion to $2 billion; (iv) redetermined the Borrowing Base (as defined in the Credit Agreement) from $525 million to $775 million, which Borrowing Base is subject to a limitation on availability pending the closing of the acquisition with Sundance Energy, Inc. and certain of its subsidiaries for oil and gas assets in the Eagle Ford formation (“Sundance Transaction”), and (v) reduced the interest rate margin for amounts outstanding. The Sundance Transaction is expected to close in June or July 2022.

The foregoing is qualified in its entirety by reference to the Tenth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

On June 23, 2022, the Company issued a press release announcing the Tenth Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or as otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibit

Exhibit Number	Description

10.1	Tenth Amendment to First Amended and Restated Senior Secured Revolving Credit Agreement dated as of June 22, 2022, by and among SilverBow Resources, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the guarantors party thereto and certain lenders party thereto.

99.1	SilverBow Resources, Inc. press release dated June 23, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2022

SilverBow Resources, Inc.

By:	/s/ Christopher M. Abundis
Christopher M. Abundis
Executive Vice President, Chief Financial Officer and General Counsel